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                                                                   Exhibit 10.20
                         FIRST AMENDMENT TO AGREEMENT

          This FIRST AMENDMENT TO AGREEMENT (this "Amendment") is made this 21st day of February, 1997, between ViroPharma Incorporated (formerly ViroPharma, Inc.), a Delaware corporation ("VP"), having its principal place of business at 76 Great Valley Parkway, Malvern, PA 19355, and Sanofi, a corporation organized under the laws of France ("Sanofi"), having an office at 32-34 rue Marbeuf, 75008 Paris, France.

          WHEREAS VP and Sanofi are parties to that certain Agreement dated as of December 22, 1995 (the "Agreement"); and

          WHEREAS VP and Sanofi wish to amend the Agreement, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and intending to be legally bound, the parties agree as follows:

          1.   Amendment of Article 3.3.  Article 3.3 of the Agreement is
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amended by adding the following phrase between the words "Licensee" and
"relating" in the second sentence thereof:

     ", or developed on behalf of Licensee and to which Licensee has the right to grant an exclusive, unrestricted license to Licensor,"

          2.   Amendment of Article 7.  Article 7 of the Agreement is hereby
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amended by deleting all of provisions thereof in their entirety; provided that such deletion shall not affect the numbering of the Articles of the Agreement.

          3.   Miscellaneous.
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          a.        The Agreement shall remain in full force and effect, subject only to the express changes set forth in this Amendment, and the parties hereto hereby ratify and affirm the provisions of the Agreement, including but not limited to Article 2 (regarding the exclusive license granted to VP, including the right to sublicense), Article 4 (regarding milestone fees), and Article 6 (regarding royalties).

          b. The Agreement, as supplemented and modified by this Amendment, constitutes the entire understanding among the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements among them. All references to "this Agreement" in the Agreement shall mean the Agreement as modified hereby and from time to time hereafter.

          c. This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Amendment has been executed in and will be governed as to validity, interpretation and effect according to the provisions of Article 18 of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of this day and year first-above written.

SANOFI                              VIROPHARMA INCORPORATED

        /s/Illegible                     /s/Claude H. Nash
By:___________________________      By:__________________________
        Illegible                        Claude H. Nash
Name:_________________________           President
        General Counsel
Title:__________________________